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LIMITED ASSETS PURCHASE AGREEMENT

THIS Limited Assets Purchase Agreement (the “Agreement”) dated as of December __, 2006 (the “Effective Date”), is by and between SysteamUS, Inc., a California corporation (“SysteamUS” or the “Seller”), Systeam Italy, SpA, an Italian corporation (“Systeam Italy”), and Merchandise Creations, Inc., a Nevada corporation (“Merchandise Creations” or “Buyer”). SysteamUS, Systeam Italy and Merchandise Creations are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Seller wishes to sell certain of its assets associated with its security business, including the source codes, patents, trade marks, service marks, copy rights, documentation and technical specifications and intellectual property associated therewith, along with other written descriptions of the security software (the “Security Software”) to the Buyer under the terms and conditions of this Agreement;

WHEREAS, SysteamUS owns the Security Software and Systeam Italy has a license to sell the Security Software throughout Europe;

WHEREAS, SysteamUS desires to sell the Security Software (and no other assets) to the Buyer under the terms and conditions of this Agreement; and

WHEREAS, the Buyer wishes to purchase from the Seller the Security Software under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements, representations and warranties hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF CERTAIN ASSETS

1.1.         Security Software.  Upon the terms and subject to the conditions hereof, as of the Closing Date, as defined in Article 2.1 below, Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer, and the Buyer hereby purchases and accepts from Seller, all right, title and interest of Seller in and to the Security Software, including without limitation the source codes and any other intellectual property associated therewith. Seller warrants and represents to Buyer that it will destroy all copies of the Security Software that is not delivered to the Buyer at the Closing. Such Security Software is listed on Exhibit A, attached hereto and made a part hereof.

1.2.         Consideration.  Subject to the terms and conditions hereof, in consideration of the sale, transfer, assignment and delivery of the Security Software by Seller to the Buyer, the Buyer shall pay by wire transfer per the wiring instructions set forth in Exhibit F, attached hereto and made a part hereof, to Seller on or before the Closing Date $5,850,000.00 (the “Purchase Price”). As part of the consideration exchanged hereunder, the Parties agree that they will negotiate in good faith a license for the Seller or its designee to sell the Security Software in India (the “Indian License”).

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1.3.         “As Is” Sale.  The Parties agree and the Buyer acknowledges that the sale of the Security Software hereunder is “as is” subject to the terms and conditions and the warranties and representations set forth herein.

1.4.         Sale of Security Software.  The Parties agree and the Seller acknowledges that it is the intent of the Parties that all assets associated with the Security Software are being sold to the Buyer by the Seller. The Seller agrees that, if it discovers any assets associated with the Security Software after the Closing Date, it will immediately notify the Buyer of such discovery and transfer such assets as soon as reasonably possible thereafter.

1.5.         License of the Security Software to the Seller for Sale in India.   The Parties agree to negotiate in good faith the Indian License. The Parties agree to negotiate the Indian License within 60 days of the Closing Date. The Parties agree that the Indian License shall be exclusive and perpetual. The Parties agree that the royalty fee for the Indian License shall not be higher than the fees or royalties for the Security Software for any other reseller, licensee or customer (collectively, “Licensee”) but in no event shall such fees exceed 30% of the price list (net of taxes and duties) from sales of such Indian License. The Parties agree and the Buyer acknowledges that the Seller or its designee will be treated as a “most favorable” customer. The Parties agree that the support and maintenance for the Indian Software will be at least as good as the support and maintenance for any Licensee and that the charges for such support and maintenance will be no higher for the Indian License than the charges to any Licensee for such support and maintenance. The Buyer and Seller agree to provide and/or obtain for the Seller’s or its designees’ use customer certificates and testimonials for the Security Software. The Buyer and Seller agree that as part the Indian License they will make a core team available for support and maintenance of the Indian License. The Buyer and Systeam Italy further agree to cooperate with the Seller and its designees in setting up meetings with customers in Italy for the Seller and/or its designees to demonstrate the operability of the Security Software for potential customers of the Seller or Seller designatees in India.

1.6.         Non-Solicitation.  Each Party agrees not to solicit directly or indirectly the employees or consultants of the other Party to work for or consult with the Party without the prior permission of such other Party for three years from the Effective Date. The Seller agrees not to solicit directly or indirectly the employees or consultants of Seller to work for or consult with the Seller without the prior permission of the Buyer or Seller.

1.7.         Buyer’s Sales Taxes.  The Seller shall bear and pay, and shall reimburse the Buyer and the Buyer’s affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Security Software to the Buyer.

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ARTICLE II.

CLOSING

2.1.         Closing Date.   The closing of the transactions contemplated by this Agreement, (the “Closing”) shall take place on December __, 2006 (the “Closing Date”), unless another time or place shall be agreed to by the Parties. All transactions provided for herein to occur on and as of the Closing Date should be deemed to have occurred simultaneously and to be effective as of the close of business on the Closing Date.

2.2.         Delivery by the Buyer. At the Closing, the Buyer will deliver or cause to be delivered to the Sellers the following:

(a)          Payment of the Purchase Price in the manner specified in Article 1.2 hereof; and

(b)          A certificate in substantially the form set forth in Exhibit C, attached hereto, dated the Closing Date and executed by a duly authorized officer of the Buyer stating that all representations and warranties of the Buyer contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though given on and as of such date and Buyer has performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date, except where the failure of any representations and warranties to be true and correct, individually or in the aggregate, will not have an adverse material effect.

2.3.         Delivery by the Seller. At the Closing, the Seller will deliver or cause to be delivered to the Buyer the following:

(a)          a bill of sale substantially in the form of Exhibit B hereto (the “Bill of Sale”), duly executed by the Sellers, effectively vesting in the Buyer all right, title and interest of the Seller in and to the Security Software; and

(b)          certificates in substantially the forms set forth in Exhibits D and E, attached hereto, dated the Closing Date and executed by a duly authorized officer of SysteamUS and Systeam Italy stating that all its representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though given on and as of such date and SysteamUS and Systeam Italy has performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date, except where the failure of any representations and warranties to be true and correct, individually or in the aggregate, will not have an adverse effect.

2.4.         Further Action.   Each of the Parties agrees to execute and deliver after the Closing Date such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, in the opinion of counsel, in order to consummate or implement expeditiously the transactions contemplated hereby. In addition, the Seller agrees, promptly upon the request of the Buyer, and at no additional expense to the Sellers, other than the expenses associated with the preparation of appropriate instruments of assignment, to take all

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actions reasonably requested by the Buyer to perfect the transfer to the Buyer of the Security Software.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller as follows:

3.1.         Corporate Status.   The Buyer is a duly organized and validly existing corporation under the laws of Nevada, with all requisite power and authority to own its properties and conduct its business.

3.2.         Authority.   The Buyer has the requisite power and authority to execute and deliver this Agreement, and to perform its obligations thereunder. This Agreement has been duly and validly authorized, executed and delivered by the Buyer and constitutes the valid and binding agreement of the Buyer in accordance with its respective terms. No other proceedings on the part of the Buyer are necessary to authorize this Agreement and the transactions contemplated by any of the foregoing.

3.3.         No Conflict.   The execution and delivery by the Buyer of this Agreement, does not, and the performance of its obligations hereunder, will not:

(a)          conflict with, or result in a breach of, any of the provisions of the documentation setting up the corporation;

(b)          breach, violate or contravene any applicable law, rule or regulation of any state or of the United States or any political subdivision thereof, or any order, writ, judgment, injunction, decree, determination or award, or create any right of termination or acceleration or encumbrance that in the aggregate would have a material adverse effect on its authority or ability to perform its obligations under this Agreement; or

(c)          conflict in any respect with, or result in a breach of or default under, any contract, license, franchise, permit or any other agreement or instrument to which it is a party or by which it or any of its properties may be affected or bound that in the aggregate would have a material adverse effect on its authority or ability to perform its obligations under this Agreement.

3.4.         Governmental Consents - the Buyer.   No material consent, approval or authorization of, or designation, declaration or filing with, any governmental agency or authority on the part of the Buyer is required in connection with the execution or delivery by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated thereunder.

3.5.         No Broker.   The Buyer has engaged no corporation, firm or other person who is entitled to any fee or commission as a finder or a broker in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, and the Buyer shall be responsible for all liabilities and claims (including costs and expenses of defending

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against same) arising in connection with any claim by a finder or broker that it acted on behalf of the Buyer in connection with the transactions contemplated hereby.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer as follows:

4.1.         Incorporation.   SysteamUS is a duly incorporated and validly existing corporation in good standing under the laws of the State of California, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified in each jurisdiction in which its ownership of property requires such qualification except where the failure to so qualify would not have a material adverse effect upon the Security Software or the ability of it to perform their obligations hereunder.

4.2.         Authority.   The Seller has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations thereunder. This Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes the valid and binding agreement of the Seller in accordance with its respective terms. No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the transactions contemplated by any of the foregoing.

4.3.         No Conflict.   The execution and delivery by the Seller of this Agreement does not, and the performance by the Seller of its obligations hereunder will not:

(a)          conflict with, or result in a breach of, any of the provisions of its Certificate of Incorporation or Bylaws;

(b)          breach, violate or contravene any applicable law, rule or regulation of the United States or any political subdivision thereof, or any order, writ, judgment, injunction, decree, determination or award, or create any right of termination or acceleration or encumbrance that, in the aggregate would have a material adverse effect on the Security Software; or

(c)          conflict in any respect with, or result in a breach of or default under, any contract, license, franchise, permit or any other agreement or instrument to which the Seller is a party or by which it may be bound that in the aggregate would have a material adverse effect on the transactions contemplated by this Agreement.

4.4.         Governmental Consents - the Seller.   No material consent, approval or authorization of, or designation, declaration or filing with, any governmental agency or authority on the part of the Seller is required in connection with the execution or delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

4.5.         No Broker.   The Seller has engaged no corporation, firm or other person who is entitled to any fee or commission as a finder or a broker in connection with the negotiation of

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this Agreement or the consummation of the transactions contemplated hereby, and the Sellers shall be responsible for all liabilities and claims (including costs and expenses of defending against same) arising in connection with any claim by a finder or broker that it acted on behalf of the Sellers in connection with the transactions contemplated hereby.

4.6.        Title to Personal Property.   The Seller has good and marketable title to the Security Software, free and clear of any material liens or encumbrances.

4.7.         Actions, Suits, Proceedings.   There are no actions, suits or proceedings pending or, to the Seller’s knowledge, threatened against the Security Software, at law or in equity, including any administrative proceedings with any regulatory authority; and no third-party claims have been asserted against the Seller with respect to the Security Software. Except for the tax claims against Systeam Italy by the taxing authority in Italy, which has been disclosed to the Buyer, there is no existing default by the Seller with respect to any judgment, order, writ, injunction or decree of any governmental authority or arbitrator which materially adversely affects the Security Software.

4.8.         No Rights in Others to the Security Software. The Seller is not a party to any outstanding contracts or other arrangements giving any person any present or future right to require the Seller to transfer to any person any ownership or possessory interest in, or to grant any lien on, any of the Security Software, other than pursuant to this Agreement.

4.9.         Licenses and Permits.   The Seller has all required the licenses and permits and other governmental authorizations and approvals. All such licenses and permits held by the Seller, which are material to the use of the Security Software are valid and in full force and effect. The Buyer has made its own investigation of such matters and is responsible for obtaining such regulatory approvals for its operations after the Closing.

4.10.      Exclusive Warranties.   Except for the express representations and warranties made by the Seller in this Article IV, the Seller makes no representation or warranty, express or implied, concerning the Security Software, it being specifically understood by the Buyer that, except for the express warranties set forth in this Article IV, the Security Software is are being sold “AS IS” in all respects.

SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUYER, WHETHER OR NOT SELLER HAS BEEN MADE AWARE OF ANY SUCH PURPOSE. SELLER SHALL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF THE BUYER WHATSOEVER, INCLUDING LOSS OF PROFITS OR GOODWILL, IN CONNECTION WITH THIS TRANSACTION.

4.11.      Book Value.   The Seller makes no representations or warranties as to the book value, for tax or for accounting purposes, of any of the Security Software.

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4.12.      Contracts.   The Seller has not entered into any contracts relative to the Security Software.

4.13.      Security Software.   To the best of Seller’s knowledge, the Security Software will operate in accordance with the technical specifications associated therewith.

ARTICLE V

REPRENTATIONS AND WARRANTIES OF SYSTEAM ITALY

Systeam Italy hereby represents and warrants to the Buyer and Seller as follows:

5.1.         Incorporation.   Systeam Italy is a duly incorporated and validly existing corporation in good standing under the laws of Italy, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified in each jurisdiction in which its ownership of property requires such qualification except where the failure to so qualify would not have a material adverse effect upon the Security Software or the ability of it to perform their obligations hereunder.

5.2.         Authority.   Systeam Italy has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations thereunder. This Agreement has been duly and validly authorized, executed and delivered by Systeam Italy and constitutes the valid and binding agreement of Systeam Italy in accordance with its respective terms. No other corporate actions on the part of Systeam Italy are necessary to authorize this Agreement and the transactions contemplated by any of the foregoing.

5.3.         No Conflict.   The execution and delivery by Systeam Italy of this Agreement does not, and the performance by Systeam Italy of its obligations hereunder will not:

(a)          conflict with, or result in a breach of, any of the provisions of its Certificate of Incorporation or Bylaws;

(b)          breach, violate or contravene any applicable law, rule or regulation of the Italy or any political subdivision thereof, or any order, writ, judgment, injunction, decree, determination or award, or create any right of termination or acceleration or encumbrance that, in the aggregate would have a material adverse effect on the transaction; or

(c)          conflict in any respect with, or result in a breach of or default under, any contract, license, franchise, permit or any other agreement or instrument to which Systeam Italy is a party or by which it may be bound that in the aggregate would have a material adverse effect on the transaction contemplated by this Agreement.

5.4.         Governmental Consents – Systeam Italy.   No material consent, approval or authorization of, or designation, declaration or filing with, any governmental agency or authority on the part of Systeam Italy is required in connection with the execution or delivery by Systeam Italy of this Agreement or the consummation by Systeam Italy of the transactions contemplated hereby.

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5.5.         No Broker.   Systeam Italy has engaged no corporation, firm or other person who is entitled to any fee or commission as a finder or a broker in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, and Systeam Italy shall be responsible for all liabilities and claims (including costs and expenses of defending against same) arising in connection with any claim by a finder or broker that it acted on behalf of Systeam Italy in connection with the transactions contemplated hereby.

5.6.         Actions, Suits, Proceedings.   There are no actions, suits or proceedings pending or, to Systeam Italy’s knowledge, threatened against the Security Software, at law or in equity, including any administrative proceedings with any regulatory authority; and no third-party claims have been asserted against Systeam Italy with respect to the Security Software. Except for the tax claims against Systeam Italy by the taxing authority in Italy, which has been disclosed to the Buyer, there is no existing default by Systeam Italy with respect to any judgment, order, writ, injunction or decree of any governmental authority or arbitrator which materially adversely affects the Security Software.

5.7.         No Rights in Others to the Security Software.   Systeam Italy is not a party to any outstanding contracts or other arrangements giving any person any present or future right to require Systeam Italy to transfer to any person any ownership or possessory interest in, or to grant any lien on, any of the Security Software, other than pursuant to this Agreement.

5.8.         Contracts.   Systeam Italy has performed or is performing all material obligations required to be performed by it under any contract related to the Security Software and is not in breach or default in any material respect thereunder; and, to the knowledge of Systeam Italy, no other party to any of such contracts is in breach or default in any material respect thereunder.

5.9.         Licenses and Permits.   Systeam Italy has required the licenses and permits and other governmental authorizations and approvals. All such licenses and permits held by Systeam Italy, which are material to the use of the Security Software , are valid and in full force and effect.

ARTICLE VI.

CONDITIONS TO THE OBLIGATIONS OF SELLER

The obligation of the Seller to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by the Seller), at or before the Closing, of each of the following conditions:

6.1.         Representations, Warranties and Covenants.   All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though given on and as of such date and the Buyer shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date.

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6.2.         No Actions or Proceedings.    No actions or proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

6.3.          Consents.    All Buyer consents shall have been obtained.

6.4.         Other Closing Deliverables.   The Buyer shall have delivered to Seller such other certificates and documents customary in transactions similar to those contemplated hereby that are reasonably requested by Seller.

ARTICLE VII.

CONDITIONS TO THE OBLIGATIONS OF BUYER

The obligation of the Buyer to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by the Buyer), at or before the Closing, of each of the following conditions:

7.1.         Representatives, Warranties and Covenants.   All representations and warranties of Seller and Systeam Italy contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though given on and as of such date, and the Seller and Systeam Italy shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date, except where the failure of any representations and warranties to be true and correct, individually or in the aggregate, will not have an adverse effect.

7.2.         No Actions or Proceedings.   No actions or Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

7.3.          Consents.    All Seller consents shall have been obtained.

7.4.         Other Closing Deliverables.   The Seller shall have delivered to the Buyer such other certificates and documents customary in transactions similar to those contemplated hereby that are reasonably requested by the Buyer.

ARTICLE VIII.

TERMINATION AND ABANDONMENT

8.1.        Methods of Termination.   The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing:

(a)	by mutual written agreement of Seller and Buyer;

(b)             by either Seller or Buyer if the Closing shall not have occurred by December 31, 2006; provided that the terminating Party is not in material breach of its obligations hereunder;

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(c)          by either Seller or Buyer if the other Party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party which proceeding remains un-dismissed for a period of 30 days;

(d)          by either Seller or Buyer if there shall be in effect any law that prohibits the Closing or if the Closing would violate any non-appealable judicial or regulatory order; or

(e)          by either Seller or Buyer if the other Party has breached any material obligation hereunder that remains uncured for a period of 30 days after written notice and demand for cure thereof by the non-breaching Party, unless such breach is not capable of cure in which event the non-breaching Party may terminate immediately.

ARTICLE IX.

GENERAL

9.1.         Survival of Representations and Warranties.   All representations and warranties made by the Parties in this Agreement contemplated by this Agreement shall survive the Closing for a period of twelve (12) months after the Closing Date.

9.2.         Limitation of Liability.   Unless the application of this Section is specifically excluded in writing, notwithstanding anything to the contrary set forth in this Agreement or the Bill of Sale, the Seller shall not be liable hereunder or thereunder for any amounts with respect to the breach of a representation and warranty provided, however, in no event shall the Seller’ liability with respect to the breach of representations and warranties exceed $750,000 in the aggregate.

9.3.         Costs.   Each Party shall be responsible for the costs and expenses incurred by it in the negotiation, execution and delivery of this Agreement and, except as otherwise provided elsewhere in this Agreement, the consummation of the transactions contemplated hereby.

9.4.         Modification and Waiver.   No modification or waiver of any provision of this Agreement and no consent by any Party hereto to any departure therefrom shall be effective unless in a writing referencing the particular article of this Agreement to be modified or waived and signed by a duly authorized officer of each Party, and the same will only then be effective for the period and on the conditions and for the specific instances and purposes specified in such writing.

9.5.         Governing Law.   This Agreement has been delivered at and shall be deemed to have been made at Santa Clara, California, and shall be interpreted, and the rights and liabilities of the Parties hereto determined, in accordance with the laws of the State of California applicable to agreements executed, delivered and performed within such State, without regard to the principles of conflicts of laws thereof. As part of the consideration for value this day received, each of the Parties hereby consents to the jurisdiction of any state or federal court located within the county of Santa Clara in the State of California. Each of the Parties hereby: (i) waives trial by jury, (ii) waives any objection to venue of any action instituted hereunder and (iii) consents to

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the granting of such legal or equitable relief as is deemed appropriate by any aforementioned court. These consents and waivers apply to all the agreements contemplated by this Agreement.

9.6.         Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective (a) when delivered by messenger or courier, or (b) five days after deposit for mailing by registered or certified mail, postage prepaid, return receipt requested, to the other Party’s address provided by such other Party to the Party.

9.7.         Assignment.   This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the successors and assigns of the Parties; provided that no Party may assign its rights hereunder without the written consent of the other Party.

9.8.         Facsimile and Counterparts.  This Agreement may be signed by facsimile and executed by the Parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

9.9.         Severability.   If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

9.10.      Headings.    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

9.11.      Third-Party Beneficiaries.   The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.

9.12.      Entire Agreement.   This Agreement (and all Exhibits attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the Parties hereto with respect to the subject matter hereof.

9.13.      Waiver.   Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term

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or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

9.14.      Remedies Exclusive.   From and after the Closing, the remedies set forth in this Article IX shall be exclusive and in lieu of any other remedies that may be available to the Parties pursuant to any statutory or common law with respect to any losses of any kind or nature incurred directly or indirectly resulting from or arising out of any breach of this Agreement (including alleged breaches or inaccuracies of any representation, warranty or covenant or for any alleged misrepresentation but excluding any claims for actual fraud) or the transactions contemplated hereby; provided, however, that Buyer or Seller may seek appropriate equitable relief in a court of proper jurisdiction. Nothing herein is intended to, nor shall be construed to, affect, have an interpretative effect on, modify or terminate any other contract between either Party hereto or its affiliates or any rights or obligations under any such contracts.

9.15.      Construction of Certain Terms.   Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or” and (f) the term “including” or “includes” means “including without limitation” or “includes without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

SYSTEAMUS	SYSTEAM ITALY
Signature: Name: Luigi Caramico Title: President and CEO Date Signed: December __, 2006	Signature: Name: Nicola Di Tomaso Title: President and CEO Date Signed: December __, 2006

MERCHANDISE CREATIONS, INC.

Signature:

Name:

Title:

Date Signed: December __, 2006

EXHIBITS

Exhibit A:	Description of Security Software
Exhibit B:	Bill of Sale
Exhibit C:	Buyer’s Compliance Certificate
Exhibit D:	SysteamUS’s Compliance Certificate
Exhibit E:	Systeam Italy’s Compliance Certificate
Exhibit F:	Wiring Instructions

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EXHIBIT A

Description of Security Software

1.	SmartTrace
2.	IPTrace
3.	CallTrace
4.	CallTrace Enterprise
5.	UltraLoad
6.	Enterprise Guard
7.	Memory
8.	Integra

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EXHIBIT B

BILL OF SALE

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BILL OF SALE

THIS Bill of Sale and Assignment (this “Bill of Sale”) dated as of December __, 2006, is by and between SysteamUS, Inc., a California corporation (“SysteamUS” or the “Seller”), Systeam Italy, SpA, an Italian corporation (“Systeam Italy”), and Merchandise Creations, Inc. (the “Buyer”). SysteamUS, Systeam Italy and Merchandise Creations, Inc. are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party.” Capitalized words not defined herein shall have the meaning set forth in the Limited Assets Purchase Agreement to which this Bill of Sale is attached.

NOW THEREFORE, for good and valuable consideration (including the payment by the Buyer of the Purchase Price for the Security Software), the adequacy and receipt of which are hereby acknowledged:

1. The Seller does hereby sell, assign, transfer, convey and deliver (collectively, “sell”) to the Buyer, free and clear of all obligations and liabilities except as expressly provided herein or in the Limited Assets Purchase Agreement the Security Software (the “Transferred Assets”):

2. This Bill of Sale shall not constitute a waiver of any rights and remedies of the Buyer under the Limited Assets Purchase Agreement with respect to any of the Security Software hereby sold to the Buyer.

3. Upon request of the Buyer, the Seller shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be required to sell to and vest in the Buyer, and protect the Buyer’s right, title and interest in and enjoyment of, the Security Software and as otherwise may be appropriate to carry out the transactions contemplated by the Purchase Agreement. Pursuant to the Limited Assets Purchase Agreement, to the extent that any Transferred Assets may not be sold to the Buyer without the consent of any other Party, this Agreement shall not constitute a sale or attempted sale thereof if such sale or attempted sale requires consent. Such sale shall occur immediately after receipt of the applicable consent.

4. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

5. In the event any one or more of the provisions contained in this Bill of Sale should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6. This Bill of Sale is executed pursuant to the Limited Assets Purchase Agreement and is entitled to the benefits and subject to the provisions thereof and shall bind and inure to the benefit of the Parties and their respective successors and assigns.

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Confidential	Exh. B, APA

IN WITNESS WHEREOF, the Parties have caused this Bill of Sale to be duly executed as of the Effective Date.

SYSTEAMUS	SYSTEAM ITALY
Signature: Name: Luigi Caramico Title: President and CEO Date Signed: December __, 2006	Signature: Name: Nicola Di Tomaso Title: President and CEO Date Signed: December __, 2006

MERCHANDISE CREATIONS, INC.

Signature:

Name:

Title:

Date Signed: December __, 2006

B-3

Confidential	Exh C, APA

EXHIBIT C

BUYER'S COMPLIANCE CERTIFICATE

The undersigned, __________________, does hereby certify, as of the date hereof, as follows that:

1.            He is the duly elected President and Chief Executive Officer of _______________ (the “Company”).

2.            All of the representations and warranties made by the Company in the Limited Asset Purchase Agreement (the “Agreement”) with respect to the Company are true, complete and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

3.            The Company has performed and complied with all agreements, obligations, and conditions contained in the Agreement that are required to be performed or complied with by it on or before the date hereof.

4.            All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that were required in connection with lawful issuance and sale of the securities pursuant to the Agreement have been duly obtained and are effective as of the date hereof.

5.            All of the closing conditions to the Sellers’ obligations set forth in the Agreement have been met.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on December __, 2006.

_________________________
_________________________
President and CEO

C-1

Confidential	Exh. D, APA

EXHIBIT D

SYSTEAMUS' COMPLIANCE CERTIFICATE

The undersigned, Luigi Caramico, does hereby certify, as of the date hereof, as follows that:

1.            He is the duly elected President and Chief Executive Officer of SysteamUS, Inc. (the “Company”).

2.            All of the representations and warranties made by the Company in the Limited Asset Purchase Agreement (the “Agreement”) with respect to the Company are true, complete and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

3.            The Company has performed and complied with all agreements, obligations, and conditions contained in the Agreement that are required to be performed or complied with by it on or before the date hereof.

4.            All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that were required in connection with lawful issuance and sale of the securities pursuant to the Agreement have been duly obtained and are effective as of the date hereof.

5.            All of the closing conditions to the Sellers’ obligations set forth in the Agreement have been met.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on December __, 2006.

_________________________
Luigi Caramico
President and CEO

D-1

Confidential	Exh. E, APA

EXHIBIT E

SYSTEAM ITALY'S COMPLIANCE CERTIFICATE

The undersigned, Nicolo Di Tomaso, does hereby certify, as of the date hereof, as follows that:

1.            He is the duly elected President and Chief Executive Officer of Systeam Italy, SpA. (the “Company”).

2.            All of the representations and warranties made by the Company in the Limited Asset Purchase Agreement (the “Agreement”) with respect to the Company are true, complete and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

3.            The Company has performed and complied with all agreements, obligations, and conditions contained in the Agreement that are required to be performed or complied with by it on or before the date hereof.

4.            All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that were required in connection with lawful issuance and sale of the securities pursuant to the Agreement have been duly obtained and are effective as of the date hereof.

5.            All of the closing conditions to the Sellers’ obligations set forth in the Agreement have been met.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on December __, 2006.

_________________
Nicola Di Tomaso
President and CEO

E-1

Confidential	Exh. E, APA

EXHIBIT F

WIRING INSTRUCTIONS

SysteamUS, Inc.

Address: 969G Edgewater Blvd., Suite 134

Foster City, CA 94404

Tel: 650.641.4190

Fax: 650.641.4190

Bank: Wells Fargo Bank, N.A.

SysteamUS Wells Fargo Account Number: #0311149512

Wells Fargo Routing Number: #121042882

F-1